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                                                                      EXHIBIT 23












CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 33-30454 and 333-46904 of Delta Air Lines, Inc. on Form S-8 of our report dated June 28, 2004, appearing in this Annual Report on Form 11-K of the Comair Savings and Investment Plan for the year ended December 31, 2003.



/s/ Deloitte & Touche, LLP

Atlanta, Georgia
June 28, 2004